SUB-ITEM 77Q3

AIM Independence 2030 Fund


         Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number:  811-2699
Series No.:  21

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                           $ 85
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                           $ 30
         Class C                           $ 19
         Class R                           $ 38
         Class Y                           $ 2
         Institutional Class               $ -


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                         0.1833
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                         0.1380
         Class C                         0.1380
         Class R                         0.1687
         Class Y                         0.1871
         Institutional Class             0.1971


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                            488
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                            220
         Class C                            149
         Class R                            243
         Class Y                              8
         Institutional Class                  1


74V.   1 Net asset value per share (to nearest cent)
         Class A                           6.33
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                           6.31
         Class C                           6.31
         Class R                           6.31
         Class Y                           6.33
         Institutional Class               6.34